Exhibit 99.1

Digimarc Reports Second Quarter 2020 Financial Results

Beaverton, Ore. – July 29, 2020 – Digimarc Corporation (NASDAQ: DMRC), creator of the Digimarc Platform for digital identification and detection, reported financial results for the second quarter ended June 30, 2020.

Second quarter 2020 financial results

Revenue for the second quarter of 2020 increased five percent to $6.5 million compared to $6.2 million in the second quarter of 2019. The increase in revenue was primarily a result of growth in service revenue from Government and Retail customers.

Operating expenses for the second quarter of 2020 decreased two percent to $11.9 million compared to $12.1 million in the same quarter a year ago. The primary contributors to the decrease in operating expenses were lower travel, consulting and marketing costs.

Operating loss for the second quarter of 2020 decreased eight percent to $7.5 million compared to $8.2 million in the second quarter of 2019, due to higher revenue and lower operating expenses.

Net loss for the second quarter of 2020 decreased six percent to $7.5 million or $(0.62) per diluted share compared to a net loss of $7.9 million or $(0.68) per diluted share in the same quarter a year ago.

At quarter-end, cash, cash equivalents and marketable securities totaled $30.5 million compared to $36.8 million at December 31, 2019. The change in cash and investments during the second quarter was nominal due to the proceeds from the Paycheck Protection Program loan, higher revenues and lower expenses.

Conference call

Digimarc will hold a conference call today (Wednesday, July 29, 2020) to discuss these results, as well as provide an update on market conditions and execution of strategy. Chairman and CEO Bruce Davis and CFO Charles Beck will host the call starting at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). A question and answer session will follow management’s presentation.

The conference call will be broadcast live and available for replay here and in the investor section of the company's website. The conference call script will also be posted to the company's website shortly before the call.

For those who wish to call in via telephone, please dial the number below at least five minutes before the scheduled start time:

Toll-Free Number: 866-562-9934

International Number: 706-679-0638

Conference ID: 7779319

If you have any difficulty connecting with the conference call, please contact Digimarc investor relations at 503-469-4762.

About Digimarc

Digimarc Corporation (NASDAQ: DMRC) is a pioneer in the automatic identification of media, including packaging, other commercial print, digital images, audio and video. The Digimarc Platform provides innovative and comprehensive automatic identification software and services to simplify search and transform information discovery through unparalleled reliability, efficiency and security. The Digimarc Platform enables applications that benefit retailers and consumer brands, national and state government agencies, media and entertainment industries, and others. Digimarc is based in Beaverton, Oregon, with a growing supplier network around the world. Visit digimarc.com and follow us @digimarc to learn more about The Barcode of Everything®.

Forward-looking statements

Except for historical information contained in this release, the matters described in this release contain various “forward-looking statements.” These forward-looking statements include statements identified by terminology such as “will,” “should,” “expects,” “estimates,” “predicts” and “continue” or other derivations of these or other comparable terms. These forward-looking statements are statements of management's opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements in this release as a result of changes in economic, business and regulatory factors. More detailed information about risk factors that may affect actual results are outlined in the company's Form 10-K for the year ended December 31, 2019, and in subsequent periodic reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this release. Except as required by law, Digimarc undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Company contact:

D.J. Vogt

Sr. Director, Corporate Communications
dj.vogt@digimarc.com

+1 503-469-4762

Digimarc Corporation

Consolidated Income Statement Information

(in thousands, except per share amounts)

(Unaudited)

	Three Month Information		Six Month Information
	June 30,	June 30,	June 30,	June 30,
	2020	2019	2020	2019
Revenue:
Service	$3,892	$3,575	$7,630	$7,389
Subscription	2,605	2,605	5,056	4,451
Total revenue	6,497	6,180	12,686	11,840

Cost of revenue:
Service	1,601	1,676	3,285	3,321
Subscription	512	509	1,026	998
Total cost of revenue	2,113	2,185	4,311	4,319

Gross profit:
Service	2,291	1,899	4,345	4,068
Subscription	2,093	2,096	4,030	3,453
Total gross profit	4,384	3,995	8,375	7,521

Gross margin:
Service	59%	53%	57%	55%
Subscription	80%	80%	80%	78%
Percentage of gross profit to total revenue	67%	65%	66%	64%

Operating expenses:
Sales and marketing	4,633	5,087	9,879	10,037
Research, development and engineering	4,208	3,981	8,641	8,019
General and administrative	3,081	3,079	6,448	6,289
Total operating expenses	11,922	12,147	24,968	24,345

Operating loss	(7,538)	(8,152)	(16,593)	(16,824)

Other income, net	79	231	221	468

Loss before income taxes	(7,459)	(7,921)	(16,372)	(16,356)

Benefit (provision) for income taxes	(2)	(12)	3	(40)
Net loss	$(7,461)	$(7,933)	$(16,369)	$(16,396)

Earnings (loss) per common share:
Loss per common share - basic	$(0.62)	$(0.68)	$(1.36)	$(1.42)
Loss per common share - diluted	$(0.62)	$(0.68)	$(1.36)	$(1.42)
Weighted average common shares outstanding - basic	12,108	11,665	12,073	11,576
Weighted average common shares outstanding - diluted	12,108	11,665	12,073	11,576

Digimarc Corporation

Consolidated Balance Sheet Information

(in thousands)

(Unaudited)

	June 30,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents (1)	$11,934	$11,213
Marketable securities (1)	18,559	25,604
Trade accounts receivable, net	3,576	4,021
Other current assets	2,095	2,456
Total current assets	36,164	43,294
Property and equipment, net	3,359	3,650
Intangibles, net	6,611	6,670
Goodwill	1,114	1,114
Other assets	2,342	2,660
Total assets	$49,590	$57,388

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and other accrued liabilities	$2,083	$2,272
Deferred revenue	2,678	3,172
Note payable, current	2,245	—
Total current liabilities	7,006	5,444
Note payable, long-term	2,795	—
Lease liability and other long-term liabilities	2,512	2,494
Total liabilities	12,313	7,938

Commitments and contingencies

Shareholders' equity:
Preferred stock	50	50
Common stock	13	12
Additional paid-in capital	192,298	188,103
Accumulated deficit	(155,084)	(138,715)
Total shareholders' equity	37,277	49,450

Total liabilities and shareholders' equity	$49,590	$57,388

(1) Aggregate cash, cash equivalents and marketable securities was $30,493 and $36,817 at June 30, 2020 and December 31, 2019, respectively.

Digimarc Corporation

Consolidated Cash Flow Information

(in thousands)

(Unaudited)

	Six Month Information
	June 30,	June 30,
	2020	2019
Cash flows from operating activities:
Net loss	(16,369)	$(16,396)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization and write-off of property and equipment	745	747
Amortization and write-off of intangibles	431	372
Stock-based compensation	4,522	4,053
Changes in operating assets and liabilities:
Trade accounts receivable	445	(351)
Other current assets	361	(40)
Other assets	318	77
Accounts payable and other accrued liabilities	(155)	1,132
Deferred revenue	(500)	(244)
Lease liability and other long-term liabilities	24	(325)
Net cash used in operating activities	(10,178)	(10,975)

Cash flows from investing activities:
Purchase of property and equipment	(456)	(404)
Capitalized patent costs	(311)	(359)
Maturity of marketable securities	26,535	14,671
Purchase of marketable securities	(19,490)	(15,085)
Net cash provided by (used in) investing activities	6,278	(1,177)

Cash flows from financing activities:
Proceeds from note payable	5,032	—
Issuance of common stock, net of issuance costs	574	19,615
Exercise of stock options	135	293
Purchase of common stock	(1,120)	(1,868)
Net cash provided by financing activities	4,621	18,040

Net increase in cash and cash equivalents (2)	$721	$5,888

Cash, cash equivalents and marketable securities at beginning of period	36,817	43,656
Cash, cash equivalents and marketable securities at end of period	30,493	49,958
(2) Net increase (decrease) in cash, cash equivalents and marketable securities	$(6,324)	$6,302

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